SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported) December 5, 2003

ITXC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-26739	22-3531960
(State of incorporation)	(Commission File Number	(IRS Employer Identification No.)

750 College Road East, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

609-750-3333

(Registrant’s telephone number,

including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 9.     REGULATION FD DISCLOSURE

The registrant’s Chief Executive Officer testified at a Federal Communications Commission hearing held in Washington, D.C. on December 1, 2003. It is anticipated that the registrant’s chief executive officer will be questioned about that testimony and about his views regarding general trends in VoIP. The registrant anticipates that such questioning may result in an inquiry regarding the registrant’s relationship to such trends. For purposes of complying with Regulation FD, the registrant has set forth below its response to that inquiry:

Two possible indicators of industry trends are that:

•	ITXC’s top line revenues for the fourth quarter of 2003 continue to run at the record levels that ITXC disclosed during its third quarter analysts’ conference call; and

•	margins continue to grow as reported at that time.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ITXC CORP.

By:	/S/ THEODORE M. WEITZ
	Name:	Theodore M.Weitz
	Title:	Vice President

Date: December 5, 2003